Exhibit 99.1

CORPORATE PARTICIPANTS
MARK KISSMAN
Ulticom - CFO

SHAWN OSBORNE
Ulticom - President, CEO



CONFERENCE CALL PARTICIPANTS
TED JACKSON
Dougherty & Company - Analyst

SCOTT SUTHERLAND
Wedbush Morgan Securities - Analyst

JEFF KVAAL
Lehman Brothers - Analyst

MICHAEL LATIMORE
Raymond James & Associates - Analyst

STERLING AUTY
JP Morgan - Analyst



PRESENTATION

--------------------------------------------------------------------------------
OPERATOR

Good morning and welcome to Ulticom's first-quarter fiscal 2006 update call. I would like to introduce your moderator, Mr. Mark Kissman. Mr. Kissman, you may begin.

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

Thank you, Operator. Hello, this is Mark Kissman, Chief Financial Officer for Ulticom, which is traded on NASDAQ -- ticker symbol "ULCM." With me on the call today to discuss selected unaudited results from Ulticom's first quarter 2006, which ended April 30, 2006, is Shawn Osborne, our President and Chief Executive Officer.

By now, you all should have received a copy of the press release, which was issued Monday, June 12th. If you have not received this release, please refer to Ulticom's website at www.ulticom.com or at marketwire.com. Before starting the call, I would like to mention that certain non-historical statements made on this call may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words estimate, project, intend, expect, believe and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. Any of these factors could cause Ulticom's actual results, performance or achievements to be materially different from those that may be expressed or implied on this call.

These risks and uncertainties are discussed in greater detail in Ulticom's filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All of Ulticom's SEC filings are available through the SEC's EDGAR system on its website at www.sec.gov or through Ulticom's website.

Due to our current filing delays related to the Audit Committee's stock option review, we are unable to provide any detail on earnings for Q1 2006 or the previous quarter. In addition, certain numbers and percentages have been rounded and may be approximations.

This conference call will be available live and for replay through the Ulticom website. This call is the property of Ulticom, Inc. Any redistribution, retransmission or rebroadcast of this call in any form without the expressed written consent of Ulticom, Inc. is strictly prohibited.

The content of this conference call is time-sensitive and is accurate as of June 22, 2006. We undertake no obligation to update the content even if events, circumstances or expectations change after this call. All questions regarding our guidance and our financial model should be addressed during this conference call, as we do not intend to address guidance and financial model related inquiries following the call.

I would now like to turn the call over to Shawn Osborne, who will update you on business and market developments. I will provide selected unaudited results, financial metrics and sales guidance. After which, we will be happy to address your questions. Shawn?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Thank you, Mark. Hello everyone, and thank you for joining us today. Sales for the three months ended April 30, 2006 were $15.7 million, flat when compared with fourth-quarter sales of $15.6 million but up 11% when compared with first quarter fiscal 2005 sales of $14.1 million. For the quarter, Ulticom benefited from increased Signalware deployments and wireless payment and Voice over IP switching applications in both emerging and established markets.

In emerging markets, increased usage and growth in mobile subscribers have been catalysts for the build-out of core network applications like prepaid and roaming. In established markets, the growing popularity of mobile VPN, multimedia messaging and converged charging applications are driving carrier investment in new services that will help them gain a competitive advantage, retain subscribers and maximize average revenue per user.

The introduction in new multimedia applications and the growth in demand for Voice over IP services are accelerating the move from circuit to packet technology and spurring carrier investment in next-generation broadband networks. Ulticom's products are not only playing a vital role in the build-out of new IP networks but also are providing the underlying capabilities to migrate existing intelligent network, or IN, applications to core IMS infrastructure.

At this point, I will provide some details on Q1 performance within our five key market segments. In Payment applications, Signalware enables real-time charging for prepaid wireless voice and data services with Ulticom customers, such as Alcatel, Comverse and Siemens. In Q1, payment was our largest segment, accounting for approximately 45% of sales, which was up when compared with 40% in Q4 of 2005 and Q1 of last year.

During the quarter, Signalware was deployed in payment solutions globally, including regions such as Asia and Western Europe, where prepaid is the dominant form of charging for mobile services. In Asia, we saw deployments of our products to support the build-out of payment infrastructure to accommodate the rapid growth in prepaid subscribers. In Western Europe, carriers continue to upgrade their networks as new voice and data services fuel the growth of Minutes of Use.

In addition, we are beginning to see deployments of Signalware in converged charging solutions that combine pre- and postpaid elements to support voice, data and video services. According to Informa Media and Telecom, prepaid has suppressed postpaid as the largest user segment with over 1 billion mobile subscribers worldwide.

In Switching, our products are being deployed by next-generation generation softswitch manufacturers like Siemens, Sonus and Veraz to provide the network signaling interface for establishing routing and terminating subscriber calls or sessions. In Q1, switching contributed approximately 30% of total sales, flat when compared with 30% for Q4 2005 but down from the historical high of 40% in Q1 of last year. The move to IP-based networks is gaining momentum as more voice traffic is being delivered by broadband networks.

During the quarter, our products were deployed in fixed and wireless networks globally as service providers take advantage of the operational savings of packet technology and position themselves to offer a broader range of multimedia services, including hosted IP telephony, ad hoc conferencing and intelligent call routing. In addition, Signalware is increasingly being used to facilitate the interconnection and interoperability required for service delivery across multiple networks. For example, Signalware was deployed by a new customer in Japan as the foundation for a programmable signaling hub that is capable of consolidating traffic for common IP networks, creating a more flexible, cost-effective signaling architecture.

In Messaging, our products enable the delivery of voice, text and video messaging for Ulticom customers, such as Airwide Solutions, Alcatel and Comverse. In the first quarter, messaging represented approximately 15% of sales, down as a percentage when compared with 20% recorded in Q4 of 2005 and up when compared with 10% in Q1 of last year. During the quarter, our products supported a wide range of messaging applications with deployments in Africa, Asia and Western Europe. With tens of billions of text messages sent each month, the popularity of SMS continues to grow as a multipurpose data delivery service.

SMS is used by several industries as a cost-effective means to enhance customer satisfaction and increase brand loyalty.

Examples of this include notification-based services that provide flight updates, banking transactions and interactive voting. Because of the increased SMS traffic, Signalware is being deployed to support more efficient intelligent messaging systems that are designed to leverage IP to offload traffic from the SS7 network. In addition, our products continue to enable popular features, such as missed call and incoming message alerts, Ring-Back-Tones and network-enabled handset software updates.

Mobility is another key market segment where Ulticom products enable wireless roaming applications. Customers like Alcatel, Juniper through their acquisition of Funk Software, and Siemens embed Signalware to support the identification, authentication and registration of subscribers as they access services within their home or visiting networks around the world. Sales for mobility services were approximately 10% for Q1, flat when compared with the 10% in Q4 of 2005 and Q1 of last year.

During the quarter, Signalware was deployed in mobility infrastructure in Western Europe, Asia and Latin America to support subscriber growth and increased wireless usage and to provide secure and seamless Unlicensed Mobile Access, UMA, and Wireless LAN access. With the popularity of mobile and Web-based applications, there is emerging need to offer a simple yet highly secure method for subscribers to manage their identity and seamlessly access services.

At the 3GSM World Congress event in Barcelona in February and at the CTIA wireless trade show in Las Vegas in April, our Signalware Authentication Gateway was used in a live mobile network to demonstrate an innovative new service called SIM Strong Authentication, based on the Liberty Alliance Framework. This service allows a subscriber to access a protected resource over the Internet, such as Web mail, a company portal or a bank account by leveraging the existing GSM SIM authentication infrastructure to connect to the network via UMA or Wireless LAN.

Several companies, including Telenor and Axalto in collaboration with SUN, IBM, Lucent and Ulticom, have partnered to design and implement a strong authentication service that is secure, cost-efficient and user-friendly. With its clear value proposition and universal applicability, we believe the demand for this type of service will grow in the future.

The final market segment we address is Location-Based Services, where Signalware is used to deliver wireless subscriber positioning information for applications, such as enhanced 911, and for consumer and commercial services, such as navigation and fleet management. Sales were less than 5% for the quarter. In 2005, there was growing interest in the market for location-based solutions, and we believe Ulticom is well-positioned to benefit from increased subscriber demand for more personalized services as they emerge.

As today's networks become more complex, our customers are looking for signaling gateways to provide interconnection and protocol translation between legacy IN and IP-based systems. In Q1, Ulticom introduced a new product initiative called nSignia. This line of prepackaged, network-ready products have been developed to accelerate the convergence of legacy and next-generation communication networks and services. These high performance signaling gateways will supply the underlying infrastructure for system and service providers to capitalize on opportunities for a growing list of IMS-based applications.

Also, Ulticom announced the availability in the latest version of our IMS-ready Signalware Diameter product that provides an easy-to-use implementation based on the latest IETF and 3GPP standards for service delivery and charging functions within IMS elements like the call session control function, CSCF, for session control; and Home Subscriber Server, HSS, for secure accesses to subscriber data. As with all Ulticom products, both nSignia and Signalware Diameter will give system and service providers the freedom to focus on IMS application and service creation rather than lower-level signaling platform development and hardware integration, speeding time to market and saving cost in the process.

At this point, I would like to briefly address the status of the Audit Committee's review of the Company's stock option grants. As previously announced, Ulticom did not file its Form 10-K for fiscal year 2005 and its Form 10-Q for Q1 2006 on time due to the ongoing review by our Audit Committee of Ulticom's stock option grants and the completion of a review by Comverse's Special Committee of its stock option grants, some of which affect Ulticom's financial statements. The review by Ulticom's Audit Committee is substantially complete, and we believe that we will file our Form 10-Q Quarterly Report for the quarter ended April 30, 2006, as well as our Form 10-K Annual Report for the year ended January 31, 2006, promptly after Comverse has completed its review.

I'm pleased to announce that on June 12th, Ulticom's Board of Directors elected Mr. Raz Alon to the Board and appointed him Chairman. Raz is a highly capable executive whose experience and insight will benefit Ulticom as we look to execute on our goals of growing the business and increasing shareholder value.

In conclusion, we continue to make progress on increasing our addressable market, enhancing our product portfolio and expanding our customer relationships. We have increased our presence in Asia, developed new signaling protocols and platforms and added new projects within existing accounts. Looking forward, we plan to leverage these investments to further penetrate system and service providers and offer component and infrastructure solutions that enable wireless-enhanced services in the evolution of broadband IP networks.

Now, I will turn the call over to Mark Kissman, who will discuss our financial results and guidance in more detail.

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

Sales for the first quarter ended April 30, 2006 were $15.7 million, flat when compared with sales of $15.6 million in the prior quarter but up 11% year over year from first quarter fiscal 2005 sales of $14.1 million. Service revenues accounted for 12% of total sales for the first quarter compared with 15% in the fourth quarter. We had two greater than 10% customers in the first quarter that accounted for 53% of sales compared with four greater than 10% customers in the fourth quarter that accounted for 67% of sales.

For all of 2005, Siemens, Alcatel and Sonus accounted for 32, 16 and 15% of sales respectively, compared with 2004, where Siemens, Alcatel and Comverse accounted for 41, 17 and 10% of sales. Sales for the quarter to customers by region were Americas 30%, EMEA 58%, APAC 12%, compared with Q4 2005, where Americas was 36%, EMEA 56% and APAC 8%.

Ulticom continues to have a very strong balance sheet. We finished the quarter with record levels of cash, cash equivalents and short-term investments of $276.6 million, up from the $275 million balance last quarter. Our DSOs were 82 days, which is up when compared with the 69-day level in the prior quarter and above our historical 40-to-75 day range due to sales being more back-end loaded in the quarter and due to the receipt of certain customer payments after the quarter end. Our deferred revenue was $4.2 million at quarter end, down when compared with the $4.5 million balance at the end of the prior quarter. Headcount was 235 at the end of Q1 compared with 240 at the end of the prior quarter. Capital expenditures were approximately $500,000 for the quarter compared with approximately $500,000 for Q4 of 2005.

Our visibility is limited, and forecasting with accuracy beyond the immediate future remains difficult. Our guidance today represents our best current estimate. Please be advised that we undertake no obligation to update the guidance, even if events, circumstances or expectations change after the call.

Looking forward, we expect sales for Q2 of approximately $16.5 million. For fiscal year 2006, we're estimating sales of approximately $65 to $68 million. These figures are based on the best information we have available today.

This concludes our prepared remarks. We would be glad to take your questions now. Operator?


QUESTION AND ANSWER

--------------------------------------------------------------------------------
OPERATOR

(OPERATOR INSTRUCTIONS). Ted Jackson, Dougherty & Company.

--------------------------------------------------------------------------------
TED JACKSON  - DOUGHERTY & COMPANY - ANALYST

I missed some of the numbers out of the presentation. So quickly, if you could hit on the geographic data that you gave, the DSO numbers and the deferred revenue numbers? I missed all those.

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

Okay. The geographic was for the current quarter -- Americas 30, EMEA 58, and APAC 12, compared to the prior quarter of 36, 56 and 8. DSOs were 82 days compared with 69 in the prior quarter. And what was the other?

--------------------------------------------------------------------------------
TED JACKSON  - DOUGHERTY & COMPANY - ANALYST

Deferred revenue.

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

Deferred revenue was $4.2 million for the quarter compared with 4.5 last quarter.

--------------------------------------------------------------------------------
TED JACKSON  - DOUGHERTY & COMPANY - ANALYST

And then, just looking through the data that you gave on the mix, you had a really, really strong quarter in payments after a somewhat lackluster one in the fourth quarter. Can you give me a little more color in terms of what is driving that? And do you expect that to continue?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

As I mentioned before, statistics show that the growth in prepaid subscribers worldwide has actually surpassed postpaid. So that is definitely -- the market is moving in the right direction. And I think our strength in this area comes from us working with the market leaders. I think we have the three top players in wireless prepaid applications and the evolution of those applications to more of a charging type of scenario for voice, data and video services is also a catalyst for growth. So the market is moving quite well right now and the direction and the growth of prepaid subscribers and the evolution of the prepaid services to charging for multimedia, voice, data and video -- are all contributing to Ulticom's success in that area.

--------------------------------------------------------------------------------
TED JACKSON  - DOUGHERTY & COMPANY - ANALYST

On the switching front, you've shown growth for the past year on a sequential basis. Can you give us a little more color on what is going on with that market? Do you expect that type of growth to continue?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Again, we focus on the market leaders in each of our five market segments, and I think that continues to benefit us. So the success of companies like Siemens and cable telephony specifically, Sonus worldwide and emerging players like Veraz are all factors that contribute to our growth in that as well as obviously Voice over IP. And that market is doing quite well. So I think the combination of targeting Voice over IP and the growth of Voice over IP and again targeting the key players that are providing products in those segments are contributing to our growth in that area as well.

--------------------------------------------------------------------------------
TED JACKSON  - DOUGHERTY & COMPANY - ANALYST

On the new, more systems-based products like with the signaling gateway and the other things that you're trying to work on in that area, can you give us an update with regards to the traction you are seeing within that product and what you think it could do in terms of contribution to the business as you look out maybe for the remainder of the year or probably more for 2007?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Sure. First, let me say that for years, I touted the fact that the diversity of our markets and utility of our products have always played well for Ulticom. I can now say that it's not only the diversity of our markets but the diversity of the sale of our products. For years, it was predominantly SS7. You saw our recent announcement that we are now the market share leader. But we're starting to see a nice mix of our new products in with our traditional SS7 products, things like SIGTRAN, SIP and Diameter, as well as the deployment of those products on new platforms like Linux.

The addition of the infrastructure solution groups that leverages our G&A in signaling that I just mentioned into prepackaged gateway is also gaining a lot of traction. The overarching market drivers for that is really the convergence of traditional public switched intelligent network architecture to IP/IMS architectures and the need to interconnect the various networks and systems that constitute those businesses.

In that area, we are seeing really three types of sales. Really, one is again bridging IN and IP, things like some projects we have going where taking on traditional text messaging SMS box, connecting it to IMS/HSS box, the home subscriber server box. So this is an example of IN and IP convergence. Things like taking a traditional MSC box and connecting it to the network element called PAM, or Presence Availability Manager, within the IMS architecture. This is an area where we have picked up some traction and projects for our gateway.

Things like just pure IP, IP STPs -- we introduced our virtual STP products within Signalware. We have now packaged it into the gateway, and we are gaining some traction for just pure IP STPs. So the convergence of IN/IP and then in all IP networks, we are seeing new IP STP type of applications.

--------------------------------------------------------------------------------
TED JACKSON  - DOUGHERTY & COMPANY - ANALYST

Then my last question, Shawn -- and thanks for that answer -- is an obvious one. It's just if you could give us your thoughts on the impact of the Siemens/Nokia merger on Ulticom?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Consolidation -- so, Ulticom has always kind of rated and ranked and tried to acquire the product leaders in our five key market segments. And this again has served us well and not just through consolidation but often through internal groups that will compete. There is some sort of product rationalization. And the fact that we're positioned in the leading providers of and leaders within the five market segments, I think, always bodes well when our products are being rationalized, whether through consolidation or competition within a group. So we feel fairly comfortable that these things always represent an opportunity and a threat because of our position in the leading products within these companies that typically we will prevail.

The other thing is sometimes a bit of luck. Here, we are finally seeing the consolidation of Tier I players. If Siemens and Alcatel got together, maybe I wouldn't be singing such a tune. But we have seen some favorable combinations, when you look at Alcatel and Lucent, Ericsson and Marconi and Nokia and Siemens. We are in all three of those. Those are now the three largest players in the space. We are very strong in two of the three players. So we feel comfortable that with a little bit of luck, we've got a favorable combination in the marketplace. And because of our leadership position and the products that these OEMs provide, we think we will come out on top.

--------------------------------------------------------------------------------
OPERATOR

Scott Sutherland, Wedbush Morgan Securities.

--------------------------------------------------------------------------------
SCOTT SUTHERLAND  - WEDBUSH MORGAN SECURITIES - ANALYST

Following up on the M&A, definitely want to get some more details. Now that we have seen the Ericsson and the Alcatel acquisitions for several months, can you give more data on how you penetrate or have you been able to penetrate Marconi where the Lucent business is more, or are there more opportunities coming up?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

So, the two we are most strong in will be the Alcatel/Lucent and then Nokia/Siemens combination. We did quite a bit of business -- traditional intelligent network business with Marconi and with our largest installations obviously of British Telecom. And we have been in and out of Ericsson and their mobility product line. So we feel, again, comfortable that specifically in the Ericsson and Marconi situation that our traction in the IN and wireless spaces within both Ericsson and Marconi give us a shot here at making them also a major customer of Ulticom's.

--------------------------------------------------------------------------------
SCOTT SUTHERLAND  - WEDBUSH MORGAN SECURITIES - ANALYST

At Alcatel and Lucent, I know you only had one wireless LAN product at Lucent in the past. Have you seen anymore opportunities at the Lucent side of that business?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Yes, that's the one project we talk about because we are in full-scale deployment. We have some other projects with Lucent that we think will continue after the merger. And we think that the product lines that we have got inside Alcatel are very strong in the wired and wireless space. Again, we are pretty comfortable that we're going to pick up some additional business there.

--------------------------------------------------------------------------------
SCOTT SUTHERLAND  - WEDBUSH MORGAN SECURITIES - ANALYST

On the Nokia/Siemens, can you categorize had you been doing any business with Nokia? And would you say Nokia is more internal development, or do they use more HP?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Yes. So Nokia -- where we were not successful in Nokia is getting on their common platform. We have been successful with Nokia out within various regions where they needed the leadership of our product to help them penetrate certain accounts. And specifically in areas of charging and care is where we had some strength in the regions that Ericsson would try to sell their payment products.

So I'm pretty comfortable that fringe business will continue with Nokia, that our strength with Siemens in prepaid and the other mobility applications and location applications will continue. Certainly, we saw in the press releases that the combination of the two softswitching technologies, they think will bring them to a leadership role in the switching area.

One area that could be of concern is some of the things we do on the radio side with Siemens that we have gotten some favorable input with the work we're doing in this area with BSC/RNC type of product lines. But that's an area that we are watching closely.

--------------------------------------------------------------------------------
SCOTT SUTHERLAND  - WEDBUSH MORGAN SECURITIES - ANALYST

Do they do more internal at Nokia or HP?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

More internal.

--------------------------------------------------------------------------------
SCOTT SUTHERLAND  - WEDBUSH MORGAN SECURITIES - ANALYST

I think you said guidance for next quarter is 16.5. Is that correct?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Yes.

--------------------------------------------------------------------------------
SCOTT SUTHERLAND  - WEDBUSH MORGAN SECURITIES - ANALYST

Can you give any commentary on margins, if they are stable, up or down on gross and operating? Can you talk about the expected impact, you think, on your mobility business on the European roaming rates dropping?

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

We really can't talk about the margin structure. I gave the headcount numbers because as I've said in the past that that's obviously the bulk of our costs is the people costs. I had talked about a while ago that we plan to grow our headcount. That's still the plan. That will be the driving force on that side.

As far as the mobility and the rates in Europe, I don't think we have any real visibility on how that would affect our mobility business at this time.

--------------------------------------------------------------------------------
OPERATOR

Jeff Kvaal, Lehman Brothers.

--------------------------------------------------------------------------------
JEFF KVAAL  - LEHMAN BROTHERS - ANALYST

First, Mark, just a follow-up on the headcount question, could you tell us a little bit about why the headcount might have declined? I thought we were on -- the way we should have been thinking about it -- for headcount to pick up through the balance of the year.

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Through our organic growth strategy, we realigned the resources around two product segments -- infrastructure solutions, which is the new nSignia product, and component solutions, which is the traditional Signalware business -- and two market segments -- obviously, the traditional system provider sale as well as now service provider sales. And through that realignment, we found some efficiencies in the last six months and some opportunities to make some changes in the organization. So it's from here, this delta, that we're looking to add headcount throughout the year. And that's why you see the change.

--------------------------------------------------------------------------------
JEFF KVAAL  - LEHMAN BROTHERS - ANALYST

So should we be thinking about getting back up to 250 to 260 towards the end of the year? Is that the plan?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Yes, I think if you look right now on our website, we have about 25 open positions. And so, that's probably a reasonable target in the next quarter or so.

--------------------------------------------------------------------------------
JEFF KVAAL  - LEHMAN BROTHERS - ANALYST

Fantastic. Then would you two mind commenting a little bit about what some of the drivers would be in the sequential downtick in revenue guidance for the upcoming quarters?

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

Sequential downtick?

--------------------------------------------------------------------------------
JEFF KVAAL  - LEHMAN BROTHERS - ANALYST

In revenues.

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

I guess I am not sure where you are getting that from. We guided up.

--------------------------------------------------------------------------------
JEFF KVAAL  - LEHMAN BROTHERS - ANALYST

16.5 for the upcoming quarter?

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

Right, is up from 15.7.

--------------------------------------------------------------------------------
JEFF KVAAL  - LEHMAN BROTHERS - ANALYST

Oh shoot, I was looking at the wrong year. My mistake. Okay, that makes more sense; I apologize. My next question is on the DSOs. What would drive that higher?

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

Well, as I said, with our business, the timing of the orders during the quarter has an impact. Obviously, if it's more fun-end loaded, we have time to collect it before the end of the quarter. It's more back-end loaded, it is collected next quarter. There is certain payments that were received after quarter end, which I view as a one-time occurrence.

The other thing is we're also seeing some -- especially with our larger OEM customers, a request for longer payment terms. So the days of 30-day payments and now becoming 60 days plus. So all of those have contributed to the overall increase.

--------------------------------------------------------------------------------
JEFF KVAAL  - LEHMAN BROTHERS - ANALYST

So we should expect that then to continue at around the same levels?

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

I would expect that -- our historical range is the 40 to 75. I would expect back in that range but maybe at the higher end.

--------------------------------------------------------------------------------
OPERATOR

Michael Latimore, Raymond James & Associates.

--------------------------------------------------------------------------------
MICHAEL LATIMORE  - RAYMOND JAMES & ASSOCIATES - ANALYST

Just on the expenses around the audit, is there a fair amount of incremental expense related to the kind of the review you guys are going through here?

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

Yes, there will be some expenses. We're not going to talk about it until we finish up the review, and we will disclose that when we report our numbers.

--------------------------------------------------------------------------------
MICHAEL LATIMORE  - RAYMOND JAMES & ASSOCIATES - ANALYST

Then on the mobility segment, I couldn't get a sense generally of whether you view that as a growth segment and also what will be the main drivers of the mobility segment for you guys?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Yes, it's certainly a growth segment. I think that some of the areas that I mentioned were the SIM authentication and various authentication requirements in the market as subscribers not only become more mobile but they look to do data applications. And also the addition and the convergence of various wireless technologies like WiFi, we see as an opportunity. So I think there's a lot of growth drivers in mobility, and I think that the opportunity to -- for us to grow our share of market in that area are very strong.

--------------------------------------------------------------------------------
MICHAEL LATIMORE  - RAYMOND JAMES & ASSOCIATES - ANALYST

Then on location, I think you said it was a little bit less than 5% of revenues, but it sounded like there was good RFP activity. So I guess you mentioned '05, good RFP activity. Do you see '06 as having again healthy RFP activity?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Yes, we have got a lot going on in location. This obviously is an area that has not grown the way we thought it would. But we are in early, and I think that the activity we see in the first half of this year will see some deployments in that, particularly in the second half of this year and then to '07.

--------------------------------------------------------------------------------
OPERATOR

Sterling Auty, JP Morgan.

--------------------------------------------------------------------------------
STERLING AUTY  - JP MORGAN - ANALYST

I just want to start off beating the M&A dead horse. On the Lucent/Alcatel one -- if I remember correctly -- if we go back a couple years, there was a little bit of chatter about internal development at Lucent of maybe some competitive technology. Just wondering if any of that resurfaced on a post announcement of the merger?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

It's probably too early to say. But our indication in the work we have done with Lucent in the last 12 months is that they are outsourcing more than they are internally developing in our areas.

--------------------------------------------------------------------------------
STERLING AUTY  - JP MORGAN - ANALYST

Then I think you got us all excited thinking that maybe you were going to give us an actual date on the deadline of updating your filing. But on that front in terms of the latest kind of extension and delisting notice from the NASDAQ, does it go through the same process where you have a certain amount of time to request a hearing and they have a certain amount of time to grant it?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Right. Yes, what we said on our press release is that we expect that NASDAQ has not made their decision yet, and we expect that they will take both the delay in the 10-K as well as the 10-Q into one decision. And typically, the process is -- once we get that decision, they can grant up to I think it is 90 days from the date of their decision to give us time to file and comply.

--------------------------------------------------------------------------------
STERLING AUTY  - JP MORGAN - ANALYST

Any further contact or communication with the SEC regarding all this?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

No, again just as we said that we're cooperating with the SEC on an informal basis in providing them with status of what's going on.

--------------------------------------------------------------------------------
STERLING AUTY  - JP MORGAN - ANALYST

Now back to the business side. In terms of the nSignia products, which as you describe them, solutions for both service providers and systems guys, is there any early read on what percentage of that product is going into the traditional OEMs and what percentage is going directly to the ultimate end customer?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Yes. Most of the traction -- that's a great question. Most of the traction early on -- and it shouldn't be surprising -- has been with our existing customer base. So most of the early activity has been with our large system providers.

--------------------------------------------------------------------------------
STERLING AUTY  - JP MORGAN - ANALYST

Can you talk about the go-to-market with the service provider? In other words, who do you actually have selling? Are you using the same kind of "reps" that are doing the OEM guys that go after service providers? Do you have new dedicated headcount? How are you structuring and how are you going after that opportunity?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

New dedicated headcount and we have started to hire, and we will geographically start with one or two in each one of our regions across the Americas, EMEA and APAC -- in that order by the way.

--------------------------------------------------------------------------------
STERLING AUTY  - JP MORGAN - ANALYST

The follow-up to that would be why that order? In other words, is it because you just haven't had the traction here in North America through the OEM side that you're hoping to maybe kind of outflank the OEMs to get better presence in the carrier?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

No. It's because -- again, we're talking about most of our traction has been in the EMEA region through our system providers right now. But when it comes to service providers, really, some of the early activity that we had was within some of our existing or historical customers, carriers that we do business with today or have done business with in the past that we went back to with this product. And it just so happens that they resided in the Americas region.

--------------------------------------------------------------------------------
STERLING AUTY  - JP MORGAN - ANALYST

Then in terms of the commentary around the 10% customers, Mark, you mentioned -- I believe you in looking at all of '05 Comverse Technology was not a 10% customer? Is that correct?

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

That's right.

--------------------------------------------------------------------------------
STERLING AUTY  - JP MORGAN - ANALYST

Is that the first time ever that they have been under 10%?

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

Yes, as far as I can remember, it's the first time they were below 10%.

--------------------------------------------------------------------------------
STERLING AUTY  - JP MORGAN - ANALYST

I want to bring up a topic that has been a lot more prevalent with the discussion around Verint. Now that they are under 10% of revenue and kind of the reliance from a technology side, it looks like maybe from both sides has gone down. What's the thought process around the Ulticom Board in terms of the existing ownership by Comverse and any potential that we see kind of further independent?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

So in a nutshell, our fundamental focus hasn't changed with the changes up at Comverse in the goal to profitably grow our business by increasing our addressable market, enhancing our product portfolio and expanding our customer relationships. So fundamentally, that focus has not changed based on the changes up at Comverse. As we have always said, the ownership structure will take care of itself as Ulticom looks to do acquisitions.

--------------------------------------------------------------------------------
STERLING AUTY  - JP MORGAN - ANALYST

Then last area for me is back to the payment side. I missed it in the original comments in Q&A if somebody did follow up on it. You kind of gave examples of not only the geographic region, which you did with payment, but also the partners or the customers that were particularly strong for that segment. Can you give us that same kind of update around payment?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

Within payment, we typically -- within all of our segments, we named the top three customers. So if that's what you are referring to, in the payment area, it was Alcatel, Comverse and Siemens.

--------------------------------------------------------------------------------
STERLING AUTY  - JP MORGAN - ANALYST

For Comverse, with the acquisition of the Kenan product line, which is mainly a post pay, but as they kind of rethink how to go to the converged side, how might that either benefit or hinder the activity with Comverse?

--------------------------------------------------------------------------------
SHAWN OSBORNE  - ULTICOM - PRESIDENT, CEO

We're probably most active with Comverse right now in the payment segment and in particular with some of our new protocols like Diameter that have a role in the capability to charge for these multimedia services on a pre and postpaid basis in the new IMS architecture. So we are very active with them in the payment. And I think they are positioned through the Kenan acquisition and the addition of both the post and their prepaid portfolio gives us more opportunities within that customer.

--------------------------------------------------------------------------------
OPERATOR

At this time, I will now turn the floor back to Mr. Mark Kissman for any closing remarks.

--------------------------------------------------------------------------------
MARK KISSMAN  - ULTICOM - CFO

Thank you, Operator. On behalf of Ulticom and all the participants here today, we thank you very much for taking part in this conference call. Good day.